SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 13, 2013

BONANZA GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53943	20-8560967
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification #)

Columbia Tower

701 Fifth Avenue, Office 4263

Seattle, WA 98104

(Address of Principal Executive Offices)

(206) 262-7461

(Registrant's telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 3.02  Sale of Unregistered Securities

On May 13, 2013, May 14, 2013 and July 25, 2013, the Company issued to one investor 175,000, 225,000, and 225,000 Units, respectively (each unit being comprised of one share of the Company’s common stock and a warrant exercisable over a three year period for one share of common stock at an exercise price of $1.25 per share).  The Units were sold at a price of $.20 per Unit for an aggregate proceeds to the Company of $125,000.

The offer and sale of the foregoing securities was made solely to one “accredited investor” and in reliance upon and pursuant to the exemptions from registration provided by Regulation S of the Securities Act of 1933, as amended.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits

10.1	Form of Private Placement Agreement*.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2013	BONANZA GOLD CORP.
(Registrant)
	By:	/s/ Craig Russell
Craig Russell
President and Chief Executive Officer